77Q1(a)(2)


Amendment No. 12 to the Amended and Restated
Agreement and Declaration of Trust, dated March
24, 2017 (filed electronically as Exhibit a13 to Post-
Effective Amendment No. 74 to the Registration
Statement of the Registrant filed on April 7, 2017,
File No. 002-91229, and incorporated herein by reference).